Exhibit 23.2

Consent of Independent Accountant

TerraForm Global, Inc.

Bethesda, Maryland

United States of America

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 3, 2015, relating to the combined financial statements of BioTherm Energy Projects, appearing in the Prospectus dated July 31, 2015, filed by TerraForm Global, Inc. pursuant to Rule 424(b)(4) under the Securities Act of 1933, relating to TerraForm Global, Inc.’s Registration Statement No. 333-203934 on Form S-1.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO South Africa Inc.

BDO South Africa Inc.

August 18, 2015